Exhibit 4.4

ALON USA ENERGY, INC. RIGHTS CERTIFICATE

Investor ID Number

THIS RIGHTS CERTIFICATE, INCLUDING THE ACCOMPANYING INSTRUCTIONS, SHOULD BE READ CAREFULLY BEFORE THIS RIGHTS CERTIFICATE IS COMPLETED.

Alon USA Energy, Inc. is conducting a rights offering (the "Rights Offering") which entitles the holders of shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), as of the close of business on _________, 2010 (the "Record Date") to receive one subscription right (each, a "Right") for every 13.55 shares of Common Stock held of record on the Record Date, subject to adjustment to eliminate fractional Rights. Holders of Rights are entitled to subscribe to purchase one share of the Company's 8.75% Series A Convertible Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), for every one Right (the "Basic Subscription Right") they hold at a subscription price of $10.00 per share of Series A Preferred Stock (the "Subscription Price"). If a holder of Rights exercises all the Rights held pursuant to the Basic Subscription Right, such holder shall be entitled to subscribe to purchase, at the same price per share, any shares of Series A Preferred Stock that are not purchased by other holders of Rights under their Basic Subscription Rights as of the expiration time of the Rights Offering (the "Over-Subscription Right"). If an insufficient number of shares of Series A Preferred Stock are available to fully satisfy Over-Subscription Rights requests, the available shares of Series A Preferred Stock will be distributed proportionally among Rights holders who exercise their Over-Subscription Right. Each share of Series A Preferred Stock shall initially be convertible into 1.344 shares of Common Stock.

For a more complete description of the terms and conditions of the Rights Offering, please refer to the Company's prospectus enclosed herewith (the "Prospectus"), which is incorporated herein by reference. Copies of the Prospectus are available upon request from BNY Mellon Shareowner Services by calling toll free at [(XXX) XXX-XXXX].

I hereby irrevocably subscribe for the number of shares of Series A Preferred Stock indicated on the form upon the terms and conditions specified in the Prospectus relating thereto. Receipt of the Prospectus is hereby acknowledged.

PLEASE CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER ("TIN") BY COMPLETING THE INFORMATION IN BOX ❻ ON THE REVERSE SIDE.

PLEASE CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER (TIN) BY COMPLETING THE INFORMATION IN BOX NUMBER ❻ ON THE REVERSE SIDE.

SEE INSTRUCTIONS ON THE REVERSE SIDE

❷ ☐ SHARES OF SERIES A PREFERRED STOCK TO SUBSCRIBE TO PURCHASE PURSUANT TO BASIC SUBSCRIPTION RIGHTS — WHOLE SHARES OF SERIES A PREFERRED STOCK

❸ ☐ SHARES OF SERIES A PREFERRED STOCK TO SUBSCRIBE TO PURCHASE PURSUANT TO OVER-SUBSCRIPTION RIGHTS — WHOLE SHARES OF SERIES A PREFERRED STOCK

❹ ☐ RIGHTS OFFERED TO BE TRANSFERRED — WHOLE NUMBER OF RIGHTS

❶ **Signature:** This form **must** be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X ____________________ | ________ | ____________________
Signature of Stockholder | Date | Daytime Telephone #

X ____________________ | ________ | ____________________
Signature of Stockholder | Date | Daytime Telephone #

❺

SUBSCRIPTION CERTIFICATE NUMBER

CUSIP NUMBER

SHARES OF COMMON STOCK HELD ON RECORD DATE

MAXIMUM NUMBER OF RIGHTS TO EXERCISE OR TRANSFER PURSUANT TO BASIC SUBSCRIPTION RIGHTS

MAXIMUM NUMBER OF SHARES OF SERIES A PREFERRED STOCK TO SUBSCRIBE TO PURCHASE PURSUANT TO BASIC SUBSCRIPTION RIGHTS

ALON USA ENERGY, INC.
SUBSCRIPTION FOR RIGHTS OFFERING
RECORD DATE _____________, 2010

SECTION I. EXERCISE RIGHTS TO PURCHASE SHARES

A. Number of shares of Series A Preferred Stock to subscribe to purchase pursuant to the Basic Subscription Right (not to exceed one share of Series A Preferred Stock for each Right held): ____________________ shares of Series A Preferred Stock.

B. Number of shares of Series A Preferred Stock to subscribe to purchase pursuant to the Over-Subscription Right (no limit, except your Basic Subscription Right must be fully exercised): ____________________ shares of Series A Preferred Stock.

C. Total Subscription Price (sum lines A and B multiplied by $10.00): $ ________________.

D. Method of Payment, check (**1**) or (**2**):

☐ (**1**) Certified or Cashier's check or money order payable to The Bank of New York Mellon sent to the address listed below; or

☐ (**2**) Wire transfer of funds to the account maintained by The Bank of New York Mellon for the purposes of the rights offering at: **[insert wire transfer information].**

SECTION II. TRANSFER RIGHTS TO PURCHASE SHARES

A. ☐ Check this box and complete the information in Box ❼ if you have not exercised all of your rights in accordance with Section I above AND you would like the rights not exercised by you to be registered in the name of someone other than yourself (yourselves).

B. ☐ Check this box if you would like the rights agent to seek to sell any remaining rights that you have not exercised in accordance with the above.

HOW TO CONTACT BNY MELLON SHAREOWNER SERVICES

By Telephone – 9 a.m. to 6 p.m. New York Time, Monday through Friday, except for bank holidays:

From within the U.S., Canada or Puerto Rico: 1-800-777-3674 (Toll Free)

From outside the U.S.: 1-201-680-6579 (Collect)

SUBSCRIPTION TO PURCHASE SHARES OF SERIES A PREFERRED STOCK
OF ALON USA ENERGY, INC.
RETURN TO: THE BANK OF NEW YORK MELLON, C/O BNY MELLON SHAREOWNER SERVICES

WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

By Mail:

BNY Mellon Shareowner Services
Attn: Corporate Action Dept.
P.O. Box 3301
South Hackensack, NJ 07606

By Overnight Courier or By Hand:

BNY Mellon Shareowner Services
Attn: Corporate Action Dept., 27th Floor
480 Washington Boulevard
Jersey City, NJ 07310

THIS RIGHTS OFFERING EXPIRES AT 6:00 P.M., NEW YORK CITY TIME, ON _____, 2010, UNLESS THE TIME PERIOD FOR EXERCISING THE RIGHTS IS EXTENDED BY THE COMPANY, AND THIS SUBSCRIPTION CERTIFICATE IS VOID THEREAFTER.

❻ **SUBSTITUTE FORM W-9 – Department of the Treasury, Internal Revenue Service**
Payer's Request for Taxpayer Identification Number (TIN)

Part 1 – PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION NUMBER ("TIN") IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW

FILL IN the space below. ☐☐☐☐☐☐☐☐☐

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), **and**
2. I am not subject to backup withholding because: **(a)** I am exempt from backup withholding, or **(b)** I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or **(c)** the IRS has notified me that I am no longer subject to backup withholding, **and**
3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

EXEMPT PAYEE ☐

Please check appropriate box:

Individual/Sole proprietor ☐

Corporation ☐ Partnership ☐

Limited liability company ☐

Enter the tax classification D=disregarded entity ☐

C=corporation ☐ P=partnership ☐

☐ Other ▶ ____________

Signature ______________________ Date __________

❼ **Rights Transfer**

Pursuant to Box ❺ "Section II. Transfer Rights to Purchase Shares, Part A," for value received, I (we) transfer ______________ of my (our) rights to the transferee(s) identified below and instruct you to register such rights in the name of such transferee(s):

____
Transferee(s) Name (Please Print First, Middle & Last Name)

____
Address (Number and Street)

____
(City, State & Zip Code)

____
(Signature(s) of Transferor)

❽ **Special Mailing Instructions**

Fill in ONLY if mailing to the undersigned at an address other than that shown on the front of this card.
Mail certificate(s) and check(s) to:

____
Name (Please Print First, Middle & Last Name)

____
Address (Number and Street)

____

____
(City, State & Zip Code)

COMPLETE ALL APPLICABLE SECTIONS OF THIS FORM USING THE INSTRUCTIONS BELOW.

❶ Sign and date Box ❶ and include your day time phone number.

❷ Place an ☒ in the box and fill in the number of whole shares of Series A Preferred Stock you wish to subscribe to purchase pursuant to your Basic Subscription Right (not to exceed one share of Series A Preferred Stock for each Right you hold).

❸ Place an ☒ in the box and fill in the number of whole shares of Series A Preferred Stock you wish to subscribe to purchase pursuant to your Over-Subscription Right (no limit, except your Basic Subscription Right must be fully exercised).

❹ Place an ☒ in the box and fill in the number of rights you did not exercise in Box ❷ and which you would like to transfer.

❺ A. Complete "Section I, Exercise Rights to Purchase Shares" to determine your Basic Subscription Right, your Over-Subscription Right and the total payment due.

B. Complete "Section II, Transfer Rights to Purchase Shares" to instruct the subscription agent to transfer any of your Basic Subscription Rights.

❻ A. If you are a U.S. Taxpayer, **COMPLETE AND SIGN IN BOX ❻ TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY.** Please note that failure to provide your Taxpayer ID or Social Security Number may subject you to a $50 penalty, and BNY Mellon Shareowner Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. See the "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" attached as Exhibit A to the Instructions enclosed herewith.

B. If you are a non - U.S. Taxpayer, **COMPLETE AND RETURN FORM W-8BEN.**

❼ If you completed Box ❺ "Section II. Transfer Rights to Purchase Shares, Part A," complete the transferee information. Your signature(s), as transferor(s), must be included.

❽ Fill in Box ❽ if you would like your shares of Series A Preferred Stock and any refund check to be mailed to you at an address other than that shown on the front of this card.

THIS RIGHTS OFFERING HAS BEEN QUALIFIED OR IS BELIEVED TO BE EXEMPT FROM QUALIFICATION ONLY UNDER THE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE STATES IN THE UNITED STATES. RESIDENTS OF OTHER JURISDICTIONS MAY NOT PURCHASE THE SECURITIES OFFERED HEREBY UNLESS THEY CERTIFY TO BNY MELLON SHAREOWNER SERVICES AND THE COMPANY THAT THEIR PURCHASES OF SUCH SECURITIES ARE EFFECTED IN ACCORDANCE WITH THE APPLICABLE LAWS OF SUCH JURISDICTIONS.

THIS RIGHTS OFFERING EXPIRES AT 6:00 P.M., NEW YORK CITY TIME, ON ______, 2010, UNLESS THE TIME PERIOD FOR EXERCISING THE RIGHTS IS EXTENDED BY THE COMPANY, AND THIS SUBSCRIPTION CERTIFICATE IS VOID THEREAFTER.